Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Global Corporate
763-540-1204	Communications
763-540-1212

Tennant Company Reports 2012 Fourth Quarter and Full Year Results
Quarterly net sales of $187.5 versus record 2011 fourth quarter of $193.2 million;
North America region returns to net sales growth in quarter;
Quarterly diluted EPS of $0.73, or $0.62 as adjusted, up from $0.59 diluted EPS in year ago period;
Quarterly gross margin of 44.5 percent exceeded target range;
Operating profit margin rose to 10.1 percent from 8.0 percent in prior year quarter;
2012 diluted EPS of $2.18, or $2.08 as adjusted, up from 2011 adjusted diluted EPS of $1.95;
Company provides 2013 sales and earnings guidance

MINNEAPOLIS, Feb. 19, 2013-Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $13.8 million, or $0.73 per diluted share, on net sales of $187.5 million for the fourth quarter ended December 31, 2012. Results in the 2012 fourth quarter included a special item of $0.11 per diluted share related to tax benefits from an international entity restructuring. Excluding the special tax benefit, adjusted 2012 fourth quarter earnings totaled $0.62 per diluted share. (See the Supplemental Non-GAAP Financial Table.) In the 2011 fourth quarter, Tennant reported net earnings of $11.3 million, or $0.59 per diluted share, on record net sales of $193.2 million.
“Our balanced strategy to aggressively lower Tennant's cost structure, while investing in future growth, is paying off,” said Chris Killingstad, Tennant Company's president and chief executive officer. “In the 2012 fourth quarter, our operational excellence initiatives helped generate our strongest gross margins since 1999, a fourth quarter double-digit operating profit margin for the first time in 12 years, and record fourth quarter adjusted earnings. On the revenue side, we returned to growth in North America, and we expect continued improvement in our financial metrics as the economy recovers.”

Fourth Quarter Operating Review
Tennant's consolidated net sales were down 2.9 percent to $187.5 million versus $193.2 million in the 2011 fourth quarter. Unfavorable foreign currency exchange impact reduced net sales by approximately 0.5 percent compared to the prior year period. Organic net sales, which exclude acquisitions and foreign currency impact, decreased approximately 2.4 percent. Organic net sales rose approximately 3.3 percent in Tennant's Americas region, excluding unfavorable foreign currency exchange of approximately 0.5 percent. The increase stemmed from a sales rebound in Tennant's largest geography of North America due to higher sales to strategic accounts, as well as continued double-digit growth in Latin America. Organic sales in the Europe, Middle East and Africa (EMEA) region were down approximately 14.6 percent, excluding unfavorable foreign currency exchange of approximately 2.0 percent, due to macroeconomic conditions

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adversely impacting sales and lower sales to large customers compared to the 2011 fourth quarter. Organic sales in the Asia Pacific region declined approximately 4.9 percent, excluding approximately 0.5 percent favorable foreign currency impact, resulting from softening economies, particularly in Australia.
Tennant's gross margin in the 2012 fourth quarter rose 130 basis points to 44.5 percent, above the company's target range of 42 percent to 43 percent, and up from 43.2 percent in the 2011 fourth quarter. Gross margins benefited from favorable product mix, stable commodity costs and production efficiencies. The company's gross margin has exceeded 43 percent in all four quarters of 2012.
For the 2012 fourth quarter, Tennant's research and development expense totaled $7.7 million, or 4.1 percent of sales, as anticipated, compared to $7.7 million, or 4.0 percent of sales, in the prior year quarter. The company continued to invest in developing innovative new products for its traditional core business and its sustainable, Orbio water-based cleaning technologies.
Tennant has one of the most robust new product and technology pipelines in the company's history. The company introduced 17 new products in the 2012 fourth quarter and will launch an additional 25 new products in 2013, including the:

•	T12 rider scrubber, which is the first new product in Tennant's redesigned modular large equipment portfolio;

•	T3 Orbital Scrubber, which provides a chemical-free way to clean and strip floors; and

•	B10, Tennant's first rider burnisher, which enables rapid cleaning and polishing of large areas.
These new core equipment offerings are engineered to improve cleaning performance and operator safety, lower operating costs and reduce environmental impact.
Selling and administrative (S&A) expense in the 2012 fourth quarter totaled $56.8 million, or 30.3 percent of sales, versus $60.4 million, or 31.3 percent of sales, in the year ago quarter. Tennant continued to make progress on reducing S&A spending and improving operating leverage. S&A declined 6.0 percent on a dollar basis and was down 100 basis points as a percent of sales.
Operating profit increased 23 percent to $19.0 million, or 10.1 percent of sales, up from an operating profit of $15.5 million, or 8.0 percent of sales, in the prior year quarter. Operating profit margin rose 210 basis points versus the 2011 fourth quarter due to higher gross margins and improved operating efficiencies.
“The gain in Tennant's operating profit margin reflects our successful management of the business in a tough economic environment and demonstrates the strength of the company's business model,” said Killingstad.

2012 Full Year Results and Liquidity
For the 2012 full year, Tennant reported consolidated net sales of $739.0 million compared to $754.0 million in 2011. Tennant's 2012 net sales decreased 2.0 percent versus the prior year and organic net sales were essentially flat, excluding unfavorable foreign currency exchange impact of approximately 2.0 percent. Organic sales growth of approximately 3.1 percent in Tennant's Americas region, excluding unfavorable foreign currency exchange of approximately 1.0 percent, was offset by an organic sales decline in EMEA of approximately 6.3 percent, excluding unfavorable foreign currency exchange of approximately 5.5 percent, and an organic sales decrease in the Asia Pacific region of approximately 4.2 percent, excluding favorable foreign currency exchange of approximately 0.5 percent.
“Sales of scrubbers equipped with ec-H2O™ totaled $141 million in 2012,” commented Killingstad. “We continued to increase the market acceptance of our water-based ec-H2O cleaning technology in 2012, and the majority of our sales of applicable scrubbers now have ec-H2O on-board.”
Tennant's gross margin for the 2012 full year rose to 44.0 percent, above the company's target range of 42 percent to 43 percent, and up from 42.3 percent, or 42.5 percent as adjusted, in the prior year. The 2012 full year

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operating profit margin improved to 8.5 percent compared to 6.6 percent, or 7.3 percent as adjusted, in the 2011 full year. (See the Supplemental Non-GAAP Financial Table.) The improvement in margins was primarily due to product mix, stable commodity markets and improved operating leverage in all geographies.
For 2012, Tennant reported net earnings of $41.6 million, or $2.18 per diluted share. Excluding special items, the company's 2012 adjusted full year net earnings increased to $39.7 million, or $2.08 per diluted share, compared to 2011 adjusted net earnings of $37.7 million, or adjusted earnings of $1.95 per diluted share.
Tennant recorded special items in 2012 that increased net earnings by a total of $0.10. In addition to the previously noted special item that was recorded in the 2012 fourth quarter, the company had special items in the 2012 third quarter that in total reduced earnings by $0.01 per diluted share. These items included: a pre-tax gain on sale of business of $0.8 million, or $0.03 per diluted share, as Tennant transitioned to a master distributor business in the Central Eastern Europe, Middle East and Africa markets; and a pre-tax restructuring charge of $0.8 million, or $0.04 per diluted share, to align workforce levels in Tennant's European factories with current production demand. Tennant's 2011 full year results included net special items that decreased earnings by $0.26 per diluted share. (See the Supplemental Non-GAAP Financial Table.)
Tennant continued to have a strong balance sheet and generated $47.6 million in cash from operations in 2012. Cash and cash equivalents at December 31, 2012, totaled $53.9 million, and debt decreased to $32.3 million. Included in these 2012 results were cash contributions of $16.7 million to Tennant's U.S. Pension Plan, of which $15.0 million was discretionary. In a testament to the company's commitment to enhancing shareholder value, Tennant raised its quarterly cash dividend in the 2012 fourth quarter and has now increased its annual cash dividend payout for 41 consecutive years. During 2012, Tennant paid cash dividends of $12.8 million and repurchased 621,340 shares of the company's stock for $25.3 million. Tennant had 18.5 million common shares outstanding at December 31, 2012.

Business Outlook
“Our strategies are working and we drove significant gains in our profitability in 2012,” said Killingstad. “We have demonstrated that the company is capable of reaching our ambitious long-term goal of a 12 percent operating profit margin. As we've previously stated, however, attaining this milestone requires a return to organic revenue growth in the mid- to high-single digits. At this time, we are uncertain that global economic conditions, particularly in Europe, will support this level of sales growth in 2013. When the global economy improves and demand for cleaning equipment regains momentum, Tennant is poised to achieve even greater profitability on higher sales, and meet our 12 percent operating profit margin goal.”
Based on its 2012 results and expectations of future performance, Tennant Company estimates 2013 full year earnings in the range of $2.20 to $2.50 per diluted share on net sales in the range of $750 million to $770 million. For the 2012 full year, adjusted diluted earnings per share were $2.08 on net sales of $739 million.
The company's 2013 annual financial outlook includes the following expectations:

•	Modest economic improvement in North America, continued uncertainty in Europe and steady growth in emerging markets;

•	Unfavorable foreign currency impact on sales for the full year in the range of 0 to 1 percent;

•	Gross margin performance similar to 2012;

•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and in water-based cleaning technologies; and

•	Capital expenditures in the range of $18 million to $20 million.

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Tennant will continue to manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities.
Conference Call
Tennant will host a conference call to discuss the 2012 fourth quarter and full year results today, Feb. 19, 2012, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to attract and retain key personnel; our ability to develop and fund new innovative products and services; unforeseen product liability claims or product quality issues; our ability to successfully upgrade and evolve the capabilities of our computer systems; the occurrence of a significant business interruption; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; the occurrence of disruptions to our supply and delivery chains; fluctuations in the cost or availability of raw materials and purchased components; and the impact of the economic uncertainty on our customers' ability to obtain credit.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
Net Sales	$187,507	$193,158	$738,980	$753,998
Cost of Sales	104,044	109,629	413,684	434,817
Gross Profit	83,463	83,529	325,296	319,181
Gross Margin	44.5%	43.2%	44.0%	42.3%
Operating Expense (Income):
Research and Development Expense	7,705	7,675	29,263	27,911
Selling and Administrative Expense	56,788	60,402	234,114	241,625
Gain on Sale of Business	—	—	(784)	—
Total Operating Expense	64,493	68,077	262,593	269,536
Profit from Operations	18,970	15,452	62,703	49,645
Operating Margin	10.1%	8.0%	8.5%	6.6%
Other Income (Expense):
Interest Income	198	276	1,069	752
Interest Expense	(496)	(624)	(2,517)	(2,238)
Net Foreign Currency Transaction Gains (Losses)	93	509	(1,403)	559
Other (Expense) Income, Net	(137)	45	38	12
Total Other Income (Expense), Net	(342)	206	(2,813)	(915)
Profit Before Income Taxes	18,628	15,658	59,890	48,730
Income Tax Expense	4,784	4,394	18,306	16,017
Net Earnings	$13,844	$11,264	$41,584	$32,713

Earnings per Share:
Basic	$0.75	$0.60	$2.24	$1.74
Diluted	$0.73	$0.59	$2.18	$1.69

Weighted Average Shares Outstanding:
Basic	18,397,138	18,688,956	18,544,896	18,832,693
Diluted	18,946,696	19,193,359	19,102,016	19,360,428

Cash Dividend Declared per Common Share	$0.18	$0.17	$0.69	$0.68

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2012	2011	%	2012	2011	%
Americas	$125,935	$122,514	2.8	$491,661	$481,426	2.1
Europe, Middle East and Africa	40,635	48,746	(16.6)	166,208	188,338	(11.8)
Asia Pacific	20,937	21,898	(4.4)	81,111	84,234	(3.7)
Total	$187,507	$193,158	(2.9)	$738,980	$753,998	(2.0)
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$53,940	$52,339
Restricted Cash	187	3,279
Accounts Receivable, Net	138,147	128,873
Inventories	58,136	65,912
Prepaid Expenses	11,309	10,320
Deferred Income Taxes, Current Portion	11,339	10,358
Other Current Assets	388	1,015
Total Current Assets	273,446	272,096
Property, Plant and Equipment	294,910	286,949
Accumulated Depreciation	(208,717)	(199,795)
Property, Plant and Equipment, Net	86,193	87,154
Deferred Income Taxes, Long-Term Portion	10,989	15,014
Goodwill	19,717	20,303
Intangible Assets, Net	21,393	23,758
Other Assets	9,022	5,937
Total Assets	$420,760	$424,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$2,042	$4,166
Accounts Payable	47,002	46,869
Employee Compensation and Benefits	33,021	32,934
Income Taxes Payable	785	619
Other Current Liabilities	38,844	39,404
Total Current Liabilities	121,694	123,992
Long-Term Liabilities:
Long-Term Debt	30,281	32,289
Employee-Related Benefits	25,873	40,089
Deferred Income Taxes, Long-Term Portion	3,325	3,189
Other Liabilities	4,533	3,851
Total Long-Term Liabilities	64,012	79,418
Total Liabilities	185,706	203,410
Shareholders’ Equity:
Preferred Stock	—	—
Common Stock	6,924	7,063
Additional Paid-In Capital	22,398	15,082
Retained Earnings	236,065	227,944
Accumulated Other Comprehensive Loss	(30,333)	(29,237)
Total Shareholders’ Equity	235,054	220,852
Total Liabilities and Shareholders’ Equity	$420,760	$424,262

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Twelve Months Ended
	December 31
	2012	2011
OPERATING ACTIVITIES
Net Earnings	$41,584	$32,713
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	18,072	18,088
Amortization	2,800	3,330
Impairment of Intangible Assets	—	2,058
Deferred Income Taxes	3,166	(1,352)
Share-Based Compensation Expense	9,092	5,407
Allowance for Doubtful Accounts and Returns	1,427	1,879
Gain on Sale of Business	(784)	—
Other, Net	(126)	508
Changes in Operating Assets and Liabilities:
Accounts Receivable	(11,811)	(4,451)
Inventories	(149)	(7,665)
Accounts Payable	970	4,612
Employee Compensation and Benefits	(3,005)	1,177
Other Current Liabilities	1,549	1,711
Income Taxes	797	1,668
U.S. Pension Plan Contributions	(16,731)	—
Other Assets and Liabilities	715	(2,774)
Net Cash Provided by Operating Activities	47,566	56,909

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(15,623)	(13,902)
Proceeds from Disposals of Property, Plant and Equipment	1,028	601
Acquisition of Businesses, Net of Cash Acquired	(750)	(2,917)
Proceeds from Sale of Business	1,014	—
Decrease (Increase) in Restricted Cash	3,089	(3,279)
Net Cash Used for Investing Activities	(11,242)	(19,497)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	—	—
Payment of Long-Term Debt	(2,986)	(19,272)
Issuance of Long-Term Debt	—	20,000
Purchases of Common Stock	(25,343)	(17,603)
Proceeds from Issuance of Common Stock	4,167	4,214
Tax Benefit on Stock Plans	2,047	1,266
Dividends Paid	(12,817)	(12,852)
Net Cash Used for Financing Activities	(34,932)	(24,247)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	209	(355)
Net Increase in Cash and Cash Equivalents	1,601	12,810
Cash and Cash Equivalents at Beginning of Period	52,339	39,529
Cash and Cash Equivalents at End of Period	$53,940	$52,339

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011

Net Sales	$187,507	$193,158	$738,980	$753,998

Cost of Sales	104,044	109,629	413,684	434,817
Gross Profit - as reported	83,463	83,529	325,296	319,181
Gross Margin	44.5%	43.2%	44.0%	42.3%
Adjustments:
Hofmans Product Obsolescence	—	—	—	1,482
Gross Profit - as adjusted	83,463	83,529	325,296	320,663
Gross Margin			44.0%	42.5%

Operating Expense (Income):
Research and Development Expense	7,705	7,675	29,263	27,911
Selling and Administrative Expense	56,788	60,402	234,114	241,625
Gain on Sale of Business	—	—	(784)	—
Total Operating Expense	64,493	68,077	262,593	269,536

Profit from Operations - as reported	$18,970	$15,452	$62,703	$49,645
Operating Margin	10.1%	8.0%	8.5%	6.6%
Adjustments:
Gain on Sale of Business	—	—	(784)	—
Restructuring Charge (S&A)	—	—	760	—
Hofmans Product Obsolescence (CGS & S&A)	—	—	—	4,300
International Executive Severance (S&A)	—	—	—	1,217
Profit from Operations - as adjusted	$18,970	$15,452	$62,679	$55,162
Operating Margin	10.1%	8.0%	8.5%	7.3%

Other Income (Expense):
Interest Income	198	276	1,069	752
Interest Expense	(496)	(624)	(2,517)	(2,238)
Net Foreign Currency Transaction Gains (Losses)	93	509	(1,403)	559
Other (Expense) Income, Net	(137)	45	38	12
Total Other Income (Expense), Net	(342)	206	(2,813)	(915)

Profit Before Income Taxes - as reported	$18,628	$15,658	$59,890	$48,730
Adjustments:
Gain on Sale of Business	—	—	(784)	—
Restructuring Charge	—	—	760	—
Hofmans Product Obsolescence	—	—	—	4,300
International Executive Severance	—	—	—	1,217
Profit Before Income Taxes - as adjusted	$18,628	$15,658	$59,866	$54,247

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011

Income Tax Expense - as reported	$4,784	$4,394	$18,306	$16,017
Adjustments:
International Entity Restructuring	2,043	—	2,043	—
Gain on Sale of Business	—	—	(276)	—
Restructuring Charge	—	—	90	—
Hofmans Product Obsolescence	—	—	—	489
Income Tax Expense - as adjusted	$6,827	$4,394	$18,120	$16,506

Net Earnings - as reported	$13,844	$11,264	$41,584	$32,713
Adjustments:
International Entity Restructuring	(2,043)	—	(2,043)	—
Gain on Sale of Business		—	(508)	—
Restructuring Charge		—	670	—
Hofmans Product Obsolescence	—	—	—	3,811
International Executive Severance	—	—	—	1,217
Net Earnings - as adjusted	$11,801	$11,264	$39,703	$37,741

Earnings per Share:
Basic	$0.75	$0.60	$2.24	$1.74
Diluted Earnings per Share - as reported	$0.73	$0.59	$2.18	$1.69
Adjustments:
International Entity Restructuring	(0.11)	—	(0.11)	—
Gain on Sale of Business		—	(0.03)	—
Restructuring Charge		—	0.04	—
Hofmans Product Obsolescence	—	—	—	0.20
International Executive Severance	—	—	—	0.06

Diluted Earnings per Share - as adjusted	$0.62	$0.59	$2.08	$1.95

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